Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 31, 2015, is made by and between Majesco Entertainment Company, a Delaware corporation (“Seller”), and Jesse Sutton (“Buyer”).

RECITALS

A.           Seller owns all of the issued and outstanding units of membership interests (the “Units”) of ZIFT INTERACTIVE LLC, a Nevada limited liability company (the “Company”), which Units constitute, as of the date hereof, all of the issued and outstanding units of membership interests of the Company.

B.           Buyer was the current Chief Executive Officer of Seller and, in consideration for, among other things, Buyer’s resignation from all positions he holds with the Seller and Buyer’s ongoing role as a consultant to the Seller, Seller has agreed to sell the Company to the Buyer.

C.           In connection with the sale of the Company to the Buyer, Buyer wish to acquire from Seller, and Seller wishes to transfer to Buyer, the Units, upon the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

1.           Purchase and Sale of Units.

(a)           Purchased Units. Subject to the terms and conditions provided below, Seller hereby sells and transfers to Buyer and Buyer hereby purchases from Seller, on the Closing Date (as defined in Section 1(c)), all of the Units.

(b)           Purchase Price.  The purchase price for the Units shall be the resignation of the Buyer as the Seller’s Chief Executive Officer, Buyer’s ongoing role as a consultant to the Seller and the delivery of the Separation Agreement, in the form attached hereto as Exhibit A (the “Separation Agreement”), deliverable as provided in Section 2(b).

(c)           Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place upon the execution of this Agreement.  The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).

2.           Closing.

(a)           Transfer of Units. At the Closing, Seller and Buyer shall execute this Agreement, which shall vest Buyer with good and marketable title to all of the issued and outstanding units of membership interests of the Company, free and clear of all liens and encumbrances.

(b)  Payment of Purchase Price. Buyer acknowledges that Seller has delivered the Separation Agreement.

3.           Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof as follows:

(a)           Corporate Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement is within the corporate powers and has been, duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)           Governmental Authorization. The execution, delivery and performance by Seller of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c)           Non-Contravention; Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation, as amended, or bylaws, as amended, of Seller or (ii) violate any applicable Law or Order.

(d)           Capitalization. As of the date hereof, Seller owns the Units, which Units represent 100% of the outstanding units of membership interests of the Company. The Units are duly authorized, validly issued, fully-paid, non-assessable and free and clear of any Liens. There are no outstanding options, warrants or other convertible securities which may be converted or exercises into units or membership interests of the Company.

4.           Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof as follows:

(a)           Enforceability. The execution, delivery and performance by Buyer of this Agreement are within Buyer’ powers. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b)           Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c)           Non-Contravention; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d)           Purchase for Investment.  Buyer is financially able to bear the economic risks of acquiring an interest in the Company and the other transactions contemplated hereby, and has no need for liquidity in this investment. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Company, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Units. Buyer is acquiring the Units solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information he have deemed necessary to make an informed investment decision with respect to the acquisition of the Units, (ii) had an opportunity to make such investigation as he has desired pertaining to the Company and the acquisition of an interest therein, and to verify the information which is, and has been, made available to him and (iii) had the opportunity to ask questions of Seller concerning the Company. Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Units.

(e)           Liabilities and Taxes.  Following the Closing, Seller will have no debts, liabilities or obligations relating to the Company or its business or activities (including an reserves on its balance sheet), whether before or after the Closing, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Company or its business and that may survive the Closing. Following the Closing, Buyer agrees and confirms that it will file all tax returns required to be filed by it with respect to the Company acquired hereunder and include therewith a Form 8594 with each such filing.  Such Form 8594 shall include such information as shall have been approved in writing by the Seller prior to filing.

        5.           Indemnification and Release.

(a)           Indemnification. Buyer covenant and agree to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement, (iii) any debt, liability or obligation of the Company, whether incurred or arising prior to the date hereof or after, (iv) the conduct and operations of the business of the Company whether before or after the Closing, or (v) claims asserted against the Company whether arising before or after the Closing.

(b)           Third Party Claims.

(i)           If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 5(a), then the Indemnitee shall notify Buyer (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (ii) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim except that the Indemnitor may conclude a settlement of a Third Party Claim if the indemnitee receives a general release from the Third Party claimant as a part of such settlement. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(ii)           If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c)           Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

(d)           Release.  Buyer, on behalf of himself and his Related Parties, hereby release and forever discharge Seller and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Buyer or any of his Related Parties now has or has ever had against any Releasee, except for claims, liabilities and obligations under this Agreement, the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations made as of July 31, 2015, by the Company and the Seller and the Separation Agreement entered into as of the 27th day of July, 2015 by and between Buyer and Seller. Buyer hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby. “Related Parties” shall mean, with respect to Buyer, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Buyer, (ii) any Person in which Buyer hold a Material Interest or (iii) any Person with respect to which any Buyer serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, “Material Interest” shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

6.           Definitions. As used in this Agreement:

(a)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

(b)           “Governmental Authority” means any domestic or foreign governmental or regulatory authority;

(c)           “Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(d)           “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(e)           “Order” means any judgment, injunction, judicial or administrative order or decree;

(f)           “Permit” means any government or regulatory license, authorization, permit, franchise, consent or approval; and

(h)           “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

7.           Miscellaneous.

(a)           Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b)           Amendments and Waivers.

(i)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii)           No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c)           Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d)           No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 5 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e)           Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of New York.

(f)           Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(g)           Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(h)           Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

(i)           Notices.  Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a)	If to Buyer

Jesse Sutton
20 Monmouth Terrace
Deal, NJ 07723

(b)	If to Seller:

Majesco Entertainment Company
404I-T Hadley Road
S. Plainfield, NJ 07080

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

“SELLER”

MAJESCO ENTERTAINMENT COMPANY

By: /s/ Mohit Bhansali
       Name:  Mohit Bhansali
       Title: Director

“BUYER”

JESSE SUTTON

/s/ Jesse Sutton